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                                                                 Exhibit C


                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT (the "Agreement") dated as of September __, 1998, among CHASE CAPITAL PARTNERS, a New York general partnership ("CCP"), CHASE VENTURE CAPITAL ASSOCIATES, L.P., a California limited partnership ("CVCA" or the "Seller") and CB CAPITAL INVESTORS, L.P., a Delaware limited partnership ("CB Capital" or the "Buyer").

                  WHEREAS, CVCA owns the following securities (collectively, the "Securities") of Gentle Dental Services Corporation, a Washington corporation (the "Company"):

                  o 7.0% Convertible Subordinated Notes in the aggregate
                    principal amount of $15,000,000;

                  o 100 shares of Series A Preferred Stock, no par value, of the Company; and

                  o 1,085,767 shares of Series D Preferred Stock, no par value, of the Company.

                  WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement to transfer the Securities from CVCA to CB Capital.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Purchase and Sale.

                  (a) CVCA hereby sells the Securities to CB Capital, and CB Capital hereby purchases the Securities from CVCA, for a purchase price of $25,000,000, which purchase price equals the fair market value of the Securities, as determined by the parties hereto.

                  (b) CCP hereby consents to the sale of the Securities to CB Capital.

                  (c) This Agreement shall constitute a stock power authorizing the Company to record on its books and records the transfer of the Securities from CVCA to CB Capital.

                  (d) All transfers of Securities contemplated herein shall be deemed to occur on the date hereof. All necessary bookkeeping entries shall be made accordingly.

2. Buyer's Representations.

                  The Buyer represents and warrants that it is purchasing the Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Buyer agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of its Securities, except in compliance with the Securities Exchange Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act. The Buyer represents and warrants that it has acquired such information


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about the Company, and has had an opportunity to ask such questions of the Company's officers, as it has deemed necessary in order to make an informed investment decision concerning the Securities. The Buyer further represents and warrants that it is an "accredited investor" (as such term is defined by Rule 501 of the Securities Act) and it has such knowledge and sophistication necessary to use such knowledge to make an informed investment decision and that it has the ability to bear the economic risks of any such investment.

3. The Seller's Representations.

                  The Seller represents and warrants as follows:

                  (a) It owns (and upon completion of the transactions contemplated herein, the Purchaser will acquire), beneficially and of record, the Securities free and clear of all encumbrances (other than transfer restrictions pursuant to the Securities Act);

                  (b) The transfer of Securities to the Buyer is exempt from the registration requirements of the Securities Act; and

                  (c) No consents are necessary for CVCA to sell the Securities.

4. Miscellaneous.

                  (a) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together when delivered shall constitute one and the same agreement.

                  (b) This Agreement contains the complete agreement among the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral which may have related to the subject matter hereof in any way.

                  (c) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (d) This Agreement may only be amended in a writing executed by all parties hereto.

                                     * * *



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                  IN WITNESS WHEREOF, the parties hereto have caused their
authorized representatives to execute this Agreement on the date first written above.

                                CHASE CAPITAL PARTNERS



                                By:
                                   -----------------------------------------
                                     Name:
                                     Title:



                                CHASE VENTURE CAPITAL
                                     ASSOCIATES, L.P.
                                By:   CHASE CAPITAL PARTNERS,
                                      its General Partner



                                By:
                                   -----------------------------------------
                                     Name:
                                     Title:



                                CB CAPITAL INVESTORS, L.P.
                                By:   CB CAPITAL INVESTORS, INC.
                                      its General Partner



                                By:
                                   -----------------------------------------
                                     Name:
                                     Title:


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